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                                                                      EXHIBIT 16


                       PricewaterhouseCoopers LLP letterhead



September 29, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Norland Medical Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for September 29, 1998. We agree with the statement's concerning our firm in such Form 8-K.

                                             /s/ PricewaterhouseCoopers LLP